Exhibit 10.6.1

AMENDMENT NUMBER ONE

TO

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA AND NEUROGESX, INC.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200, (“The Regents”), and acting through its Office of Technology Management, University of California San Francisco, 1294 Ninth Avenue - Suite 1, Box 1209, San Francisco, CA 94143-1209 (“UCSF”) and NEUROGESX, INC., a California corporation having a principal place of business at 969C Industrial Boulevard, San Carlos, California, (the “Licensee”) hereby amend that certain Exclusive License Agreement, dated as of November 1, 2000, by and between the parties hereto (hereinafter the “Agreement”) effective as of November 1, 2001 (the “Amendment Date”).

WITNESSETH

WHEREAS, The Regents and Licensee entered into the Agreement;

WHEREAS, The Regents has not been able to provide the exclusive rights to Regents’ Patent Rights for which Licensee had bargained for; and

WHEREAS, The Regents and Licensee wish to continue their relationship regarding the Regents’ Patent Rights but on modified terms reflecting the changed economic basis of their relationship;

NOW, THEREFORE, in and for consideration of the promises and covenants contained herein and pursuant to Section 30.3 of the Agreement, The Regents and Licensee agree to amend the Agreement as follows:

1.	Section 4.4 is hereby deleted in its entirety.

2.	Article 6 is hereby deleted in its entirety.

3.	Section 7.1 is hereby amended by replacing “one percent (1%)” with “one-half percent (0.5%)”.

4.	Section 7.6 is hereby deleted in its entirety.

5.	Section 7.7 is hereby amended by deleting the first sentence and subsections (a) through (d) and by moving the text of subsection (e) to immediately follow the section number so that there are no subsections in Section 7.7.

6.	Section 7.7 (after amending as above) is hereby further amended by deleting “In addition,” in the first sentence.

7.	Section 7.8 is hereby amended by replacing, in clause (ii), “Licensee” with “The Regents”.

8.	Section 7.8 is hereby further amended by deleting, in clause (iii) “only with respect to the milestone payable under Section 7.7(e),”.

9.	Section 9.1 is hereby amended by replacing “February 28, 2001” with “February 28, 2002”.

10.	Section 17.5 is hereby deleted in its entirety and replaced with the following: “The Regents shall bear the costs of preparing, filing, prosecuting and maintaining all United States and foreign patent applications contemplated by this Agreement incurred after the Effective Date, and as required under Article 5 and Section 17.6.”.

11.	Section 17.6 is hereby amended by deleting the third sentence of the section and replacing it with “This notice concerning foreign filing must be in writing and must identify the countries desired.”.

12.	Section 17.7 is hereby deleted in its entirety and replaced with the following: “Licensee may terminate its obligations with respect to any given patent application or patent upon three (3) months written notice to The Regents. If such a notice of termination is received from the Licensee, The Regents may continue to prosecute and maintain such application(s) or patent(s) at its sole discretion and expense, but the Licensee will have no further right or licenses thereunder. If Licensee does not provide such a notice of termination as to any given patent application or patent within The Regents’ patent Rights, then The Regents’ obligation to underwrite and to pay patent prosecution costs will continue for so long as this Agreement remains in effect.”.

13.	Section 17.8 is hereby deleted in its entirety.

14.	A new Section 30.7 is added as follows:

30.7 In the event that, within one (1) year after the Amendment Date, Licensee agrees, at its sole discretion, to accept an assignment or license of rights to US Patent Application Serial No. 08/746,207 from Messrs. Staats and Pappagallo (or their executors, successors, or assigns), named inventors on such Application, such that Licensee has exclusive rights under such Application, The Regents and Licensee agree that the foregoing paragraphs 1-8, 10-12 of this Amendment shall be rescinded as of the date such assignment or license is perfected, and the original terms of the Agreement shall apply thereafter. In addition, Licensee shall be entitled to deduct its costs and expenses incurred with respect to such assignment or license, as well as any on-going royalty obligations, from any amounts due The Regents hereunder after the date such assignment or license is perfected.

SIGNATURES AND AGREEMENT

THIS AMENDMENT AND THE LICENSE AS AMENDED BY THIS AMENDMENT SETS FORTH THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE REGENTS AND LICENSEE WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERCEDES ALL PRIOR DISCUSSIONS, AGREEMENTS AND WRITINGS IN RELATION THERETO. ALL MATERIAL REPRESENTATIONS AND WARRANTIES ON WHICH THE PARTIES HAVE RELIED IN CONNECTION WITH THE NEGOTIATION OF THIS AMENDMENT, IF ANY, ARE STATED EXPRESSLY IN THIS AMENDMENT.

Except as stated in this Amendment, all other elements of the original Agreement remain unchanged. In the event of any conflict between the terms of this Amendment and the License, the terms of this Amendment shall prevail.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment.

NEUROGESX, INC. (“LICENSEE”)		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Gerard Pereira	By:	/s/ Joel B. Kirschbaum
Name:	Gerard Pereira	Name:	Joel B. Kirschbaum
Title:	VP, Business Development	Title:	Director - OTM
Date:	Nov. 16, 2001	Date:	11/21/01